QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended March 31, 2009

        The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	January 15, 2009	February 17, 2009	March 16, 2009
Allocation Dates during quarter:	January 16, 2009	February 18, 2009	March 17, 2009
Payment Date during quarter:			NA
AFCC Amount at beginning of quarter:			$1,015,176,514
AFCC Amount at end of quarter:			$1,053,638,869
On the Payment Date during the quarter:
Accrued RVO Payment Amount as of the immediately preceding Allocation Date:			$—
Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:			$—
Accrued RVO Payment Amount as of such Payment Date:			$—
Number of RVO's outstanding as of the applicable record date			N/A
Payment per RVO:			$—
As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period			$52,191
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$—
Excess Litigation Reserve allocated:			$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:			$(0)
Cumulative RVO Expenses not covered by allocation (to be carried forward):			$(0)
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:			$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$—
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:			$1,015,176,514
plus:	AFCC Interest added on immediately preceding Securitization Distribution Date:		$12,689,706
less:	Residual Cash Flow allocated to AFCC Amount:		$(52,191)
AFCC Amount after allocation:			$1,027,814,029
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:			$—
plus:	cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:		$—
Accrued RVO Payment Amount on such Allocation Date:			$—
As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period			$13,488
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$—
Excess Litigation Reserve allocated:			$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:			$(0)
Cumulative RVO Expenses not covered by allocation (to be carried forward):			$(0)
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:			$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$—
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:			$1,027,814,029
plus:	AFCC Interest added on immediately preceding Securitization Distribution Date:		$12,847,675
less:	Residual Cash Flow allocated to AFCC Amount:		$(13,488)
AFCC Amount after allocation:			$1,040,648,216
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:			$—
plus:	cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:		$—
Accrued RVO Payment Amount on such Allocation Date:			$—
As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period			$17,450
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$—
Excess Litigation Reserve allocated:			$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:			$(0)
Cumulative RVO Expenses not covered by allocation (to be carried forward):			$(0)
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:			$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$—
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:			$1,040,648,216
plus:	AFCC Interest added on immediately preceding Securitization Distribution Date:		$13,008,103
less:	Residual Cash Flow allocated to AFCC Amount:		$(17,450)
AFCC Amount after allocation:			$1,053,638,869
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:			$—
plus:	cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:		$—
Accrued RVO Payment Amount on such Allocation Date:			$—

QuickLinks

  Exhibit 99.01
Residual Value Obligation Quarterly certificate for the quarter ended March 31, 2009